Exhibit 99.1

Hut 8 Announces Sale of 310 MW Power Portfolio to TransAlta Following Successful Optimization and Long-Term Contract Wins

Transaction concludes a multi-phase program through which Hut 8 stabilized and strengthened the Portfolio following its acquisition out of bankruptcy

MIAMI, FL, November 17, 2025 – Hut 8 Corp. (Nasdaq, TSX: HUT) (“Hut 8” or the “Company”), an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases, today announced that it has entered into a definitive share purchase agreement (the “Agreement”) with TransAlta Corporation (NYSE: TAC; TSX: TA) (“TransAlta”), one of Canada’s largest publicly traded power generators. Under the Agreement, TransAlta will acquire the 310-megawatt portfolio of four natural gas-fired power plants in Ontario (the “Portfolio”) owned and operated by Far North Power Corp. (“Far North”), an entity formed by Hut 8 and Macquarie Equipment Finance Ltd. (“Macquarie”), a subsidiary of Macquarie Group Limited.

The transaction concludes a multi-phase program through which Hut 8 stabilized and strengthened the Portfolio following its acquisition out of bankruptcy. Upon assuming responsibility for the Portfolio, Hut 8 executed the operational and commercial measures necessary to re-establish the assets as revenue-generating facilities. Earlier this year, Far North secured five-year capacity contracts across the 310-megawatt Portfolio through the Ontario IESO Medium-Term 2 (“MT2”) auction. These contracts transition the power generation assets from short-term, seasonal arrangements to long-term, investment-grade-backed revenue commitments, significantly increasing cash-flow stability and duration while preserving merchant energy revenue upside.

Asher Genoot, CEO of Hut 8, said: “Our power-native team executed a disciplined program to strengthen the four natural-gas power plants comprising the Portfolio, enhancing their operational and commercial footing. This work enabled the award of investment-grade, long-term capacity contracts across all four sites through the MT2 process. With that foundation in place, we created the appropriate conditions to crystallize the value of the Portfolio for our shareholders.”

Hut 8 continues to advance a multi-gigawatt pipeline of power-first digital infrastructure development opportunities across North America. While the Company maintains a strategic interest in power generation, it intends to prioritize capital allocation toward large-scale digital infrastructure development opportunities.

Sean Glennan, CFO of Hut 8, said: “These are attractive contracted facilities, but they are not core to our current strategy or capital plan, which is focused on high-return opportunities within our development pipeline. Redeploying capital from the Portfolio enables us to advance those opportunities while demonstrating our ability to invest in, optimize, and ultimately monetize complex power assets.”

TransAlta’s scale, commercial platform, and longstanding operating presence in Ontario make it a natural long-term owner of the Portfolio, positioning it for its next phase of value creation under TransAlta’s stewardship.

John Kousinioris, President and Chief Executive Officer of TransAlta, said: “With this acquisition, our position in Ontario increases through contracted and complementary assets. As electrification and population growth continues, the market will meaningfully rely on existing firm, dispatchable generation for grid reliability. Beyond the contract period these assets are attractively positioned for re-contracting opportunities as well as with optionality given the co-located land. The transaction adds to our reliable and increasingly diversified portfolio, and we see long term value in these assets."

CIBC Capital Markets acted as financial advisor to Hut 8, and Bennett Jones LLP served as legal counsel to the Company.

About Hut 8

Hut 8 Corp. is an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases. We take a power-first, innovation-driven approach to developing, commercializing, and operating the critical infrastructure that underpins the breakthrough technologies of today and tomorrow. Our platform spans 1,020 megawatts of energy capacity under management and 1,530 megawatts of energy capacity under development across 19 sites in the United States and Canada: five Bitcoin mining, hosting, and Managed Services sites in Alberta, New York, and Texas; five high performance computing data centers in British Columbia and Ontario; four power generation assets in Ontario; one non-operational site in Alberta; and four sites under development across Louisiana, Texas, and Illinois. For more information, visit hut8.com and follow us on X at @Hut8Corp.

About TransAlta Corporation

TransAlta owns, operates and develops a diverse fleet of electrical power generation assets in Canada, the United States and Australia with a focus on long-term shareholder value. TransAlta provides municipalities, medium and large industries, businesses and utility customers with affordable, energy efficient and reliable power. Today, TransAlta is one of Canada’s largest producers of wind power and Alberta’s largest producer of thermal generation and hydro-electric power. For over 114 years, TransAlta has been a responsible operator and a proud member of the communities where we operate and where our employees work and live. TransAlta aligns its corporate goals with the UN Sustainable Development Goals and the Future-Fit Business Benchmark, which also defines sustainable goals for businesses. Our reporting on climate change management has been guided by the International Financial Reporting Standards (IFRS) S2 Climate-related Disclosures Standard and the Task Force on Climate-related Financial Disclosures (TCFD) recommendations. TransAlta has achieved a 70 per cent reduction in GHG emissions or 22.7 million tonnes CO2e since 2015 and received an upgraded MSCI ESG rating of AA. For more information about TransAlta, visit our web site at transalta.com.

Cautionary Note Regarding Forward-Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that Hut 8 expects or anticipates will or may occur in the future, including statements relating to the timing, structure and completion of the transaction pursuant to the Agreement, the commencement and impact of the MT2 contracts, the anticipated revenue generation and performance of the Portfolio, the ability of this transaction to crystallize the value of the Portfolio for the Company’s shareholders, the Company’s ability to advance its power pipeline, the Company’s ability to redeploy capital from the transaction to advance other opportunities, and the Company’s future business strategy, competitive strengths, expansion, and growth of the business and operations more generally, and other such matters is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “allow”, “believe”, “estimate”, “expect”, “predict”, “can”, “might”, “potential”, “predict”, “is designed to”, “likely,” or similar expressions.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by Hut 8 as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, failure of critical systems; geopolitical, social, economic, and other events and circumstances; competition from current and future competitors; risks related to power requirements; cybersecurity threats and breaches; hazards and operational risks; changes in leasing arrangements; Internet-related disruptions; dependence on key personnel; having a limited operating history; attracting and retaining customers; entering into new offerings or lines of business; price fluctuations and rapidly changing technologies; construction of new data centers, data center expansions, or data center redevelopment; predicting facility requirements; strategic alliances or joint ventures; operating and expanding internationally; failing to grow hashrate; purchasing miners; relying on third-party mining pool service providers; uncertainty in the development and acceptance of the Bitcoin network; Bitcoin halving events; competition from other methods of investing in Bitcoin; concentration of Bitcoin holdings; hedging transactions; potential liquidity constraints; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; trading volatility; and other risks described from time to time in Company’s filings with the U.S. Securities and Exchange Commission. In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at www.sec.gov and SEDAR+ profile at www.sedarplus.ca.

Contacts

Hut 8 Investor Relations

Sue Ennis

ir@hut8.com

Hut 8 Public Relations

Gautier Lemyze-Young

media@hut8.com